LKD
                          LAMN, KRIELOW, DYTRYCH & CO.
                          CERTIFIED PUBLIC ACCOUNTANTS








Charles L. Lamn, CPA                      2700 PGA Blvd., Suite 203
Gary R. Krielow, CPA                      Palm Beach Gardens, FL 33410
Martin A. Dytrych, CPA                    (561)694-1040 Fax (561)626-2158
Garth E. Rosenrance, CPA                   www.lkdcpa.com



                          INDEPENDENT AUDITOR'S CONSENT

We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement No. 333-32963 of Westower Corporation on Form SB-2 of our report dated February 11, 1998, except for Note 4, as to which the date is August 12, 1998 (relating to the financial statements of MJA Communications Corporation not presented separately herein), appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in the prospectus.



                         /S/ LAMN, KRIELOW, DYTRYCH & CO.

                          LAMN, KRIELOW, DYTRYCH & CO.
                               September 10, 1998

























                      A TRADITION OF EXCELLENCE SINCE 1970